Exhibit 10.7

MASTER SERVICES AGREEMENT

THIS AGREEMENT is made and entered into as of this 1st day of July 2025 (the “Effective Date”),

BETWEEN:

LORENZO DEVELOPMENTS INC. Unit 218, 3459 Sheppard Avenue East Scarborough, ON (hereinafter referred to as the “Service Provider”)

- AND -

BLITZ DEVELOPMENTS INC. [*] (hereinafter referred to as the “Client”)

(Collectively referred to as the “Parties”)

BACKGROUND:

A. The Client is a construction management company engaged in various development projects.

B. The Service Provider possesses expertise in construction site supervision and project management.

C. The Client wishes to engage the Service Provider to perform site supervision and related services on an outsourced basis for various projects, and the Service Provider agrees to provide such services under the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:

1. SCOPE OF SERVICES

The Service Provider agrees to provide site supervision and construction management support services (the “Services”) as requested by the Client from time to time. Specific details regarding the location, scope, duration, and deliverables for each project will be outlined in separate written documents (each a “Work Order” or “Statement of Work”) agreed to by both parties.

2. ENGAGEMENT AND PERFORMANCE

2.1 Independent Contractor. The Service Provider is an independent contractor. Nothing in this Agreement shall be construed to create a partnership, joint venture, agency, or employment relationship between the Parties.

2.2 Standard of Care. The Service Provider shall perform the Services in a professional and workmanlike manner, consistent with industry standards for site supervision in the Province of Ontario.

2.3 Compliance. The Service Provider agrees to comply with all applicable laws, codes, and regulations, including applicable Occupational Health and Safety Act (OHSA) regulations while on site.

3. COMPENSATION AND INVOICING

3.1 Fees. The fees for the Services shall be determined on a per-project basis as defined in the applicable Work Order (e.g., hourly rate, daily rate, or fixed project fee).

3.2 Invoicing. The Service Provider shall submit invoices to the Client upon Project Completion.

3.3 Payment Terms. Invoices are due and payable within thirty (30) days of receipt.

4. TERM AND TERMINATION

4.1 Term. This Agreement shall commence on the Effective Date and continue until terminated by either party.

4.2 Termination for Convenience. Either Party may terminate this Agreement or any specific Work Order at any time by providing thirty (30) days’ written notice to the other Party.

4.3 Payment Upon Termination. In the event of termination, the Client shall pay the Service Provider for all Services performed and authorized expenses incurred up to the date of termination.

5. CONFIDENTIALITY

The Service Provider acknowledges that during the course of the engagement, they may have access to confidential information regarding the Client’s projects, business operations, and trade secrets. The Service Provider agrees to keep all such information strictly confidential and shall not disclose it to any third party without the Client’s prior written consent, except as required by law.

6. INSURANCE AND LIABILITY

6.1 Insurance. The Service Provider shall maintain, at its own expense, Commercial General Liability insurance and valid Workplace Safety and Insurance Board (WSIB) coverage (if applicable) throughout the term of this Agreement.

6.2 Limitation of Liability. Except in cases of gross negligence or willful misconduct, neither Party shall be liable to the other for any indirect, incidental, or consequential damages arising out of this Agreement.

7. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

8. ENTIRE AGREEMENT

This Agreement, along with any engaged Work Orders, constitutes the entire agreement between the Parties and supersedes all prior agreements or understandings, whether written or oral.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

LORENZO DEVELOPMENTS INC.

Per: ___________________________

Name: Tianshu Wang

Title: President & CEO

BLITZ DEVELOPMENTS INC.

Per: ___________________________

Name: [*]

Title: Project Manager